Exhibit 99.1

BIOLASE REPORTS STRONG SEQUENTIAL REVENUE GROWTH IN THIRD QUARTER 2020

Reopening of Dental Practices Drives Sequential Revenue Growth

Clinically Proven Product Portfolio Reduces Potential Risk of Infectious Pathogens; Creates Significant Growth Opportunities as Dental Professionals Seek Safer Technologies to Treat Patients

Foothill Ranch, Calif., November 12, 2020 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today announced its financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial Highlights:

•	U.S. laser revenue increased 16% year over year
•	U.S. consumables and other revenue increased 25% year over year
•	New customers represented over 90% of U.S. laser sales in the quarter
•	Total revenue more than doubled sequentially, while down 24% year over year
•	Operating expenses decreased 24% year over year
•	Significantly strengthened balance sheet with an $18.0 million equity raise

“Our significantly improved third quarter revenue was driven by several factors, including 95% of dental offices having reopened in the United States, dental procedure levels having reached 70-80% of their pre-Covid-19 levels, and the fact that our product portfolio reduces the risk of infectious pathogens,” said Todd Norbe, President and Chief Executive Officer. “Our Epic Hygiene dental laser meets the Centers for Disease Control and Prevention (CDC) guidelines to minimize the risk of COVID-19, while our all-tissue Waterlase dental lasers create 98% less aerosol than traditional dental handpieces, meeting the American Dental Association’s recommendation of reduced aerosol production to limit the spread of infectious pathogens, such as COVID-19. These unique attributes meet the rising needs of both dentists and patients as they look for solutions that allow them to provide and receive dental treatment in the safest way possible.”

2020 Third Quarter Financial Results

Net revenue for the third quarter of 2020 was $6.5 million an increase of 124% sequentially from second quarter revenue of $2.9 million, and a decrease of 24%, compared to net revenue of $8.6 million for the third quarter of 2019. U.S. laser revenue was $2.7 million in the third quarter of 2020 up 16% when compared to U.S. laser revenue of $2.3 million for the third quarter of 2019. This increase is due to higher average selling prices in the third quarter of 2020 than in 2019. U.S. consumables and other revenue for the third quarter of 2020, which consists of revenue from consumable products such as disposable tips, increased 25% compared to the third quarter of 2019. Outside the U.S., laser revenue declined 64% to $1.0 million for the third quarter of 2020 compared to $2.8 million for the third quarter of 2019.

Gross margin for the third quarter of 2020 was 35%, compared to 34% for the third quarter of 2019. The higher gross margin reflects higher average U.S. selling prices of our lasers and a higher percentage of U.S. sales, partially offset by a decline in revenues relative to our fixed costs. Total operating expenses were $5.9 million for the third quarter of 2020 compared to $7.9 million for the third quarter of 2019, a decrease of approximately 24%. Operating loss for the third quarter of 2020 was $3.7 million, compared to an operating loss of $4.9 million in the third quarter of 2019, a decrease of 25%year over year. Net income for the third quarter of 2020 was $12,000 and less than $0.01 per share before a deemed dividend on preferred stock of $17.4 million, compared to a net loss of $5.5 million, or $0.25 per share, for the third quarter of 2019. Net loss after the deemed dividend was $17.4 million or $0.21 per share for the three months ended September 30, 2020.

Cash, cash equivalents, and restricted cash totaled $19.2 million as of September 30, 2020 and included proceeds from the rights offering completed in July.

Use of Non-GAAP Measures

The Reconciliation of GAAP Net Loss to Adjusted EBITDA at the end of this news release provides the details of the Company's non-GAAP disclosures and the reconciliation of GAAP net loss and net loss per share to the Company's Adjusted EBITDA and Adjusted EBITDA per share.

Adjusted EBITDA loss for the third quarter of 2020 was $2.5 million, or $0.03 per share, compared with Adjusted EBITDA loss of $2.7 million, or $0.12 per share, for the third quarter of 2019.

Conference Call Information

BIOLASE, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss its operating results for the third quarter ended September 30, 2020, and to answer questions. For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the U.S./Canada is 800-367-2403. For international participants outside the U.S./Canada, the dial-in number is 334-777-6978. For all callers, refer to the Conference ID 9286776. To access the live webcast, visit the Investor Relations section of the BIOLASE website at www.biolase.com and see “Investor Events”.

An audio archive of the webcast will be available for 30 days on the Investor Relations section of the BIOLASE website.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine.  BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE’s proprietary laser products incorporate approximately patented 259 and 41 patent-pending technologies designed to provide biologically clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including the treatment of periodontitis, and a full line of dental imaging equipment. BIOLASE has sold over 41,500 laser systems to date in over 80 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements, predictions, or expectations regarding BIOLASE’s revenue during the third quarter of 2020. Forward-looking statements can be identified through the use of words such as may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, the coronavirus (COVID-19) and the effects of the outbreak and actions taken in connection therewith,  adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described in the "Risk Factors" section of BIOLASE's annual report filed on Form 10-K filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

BIOLASE, Inc.

John R. Beaver, Executive Vice President, Chief Financial Officer and Chief Operating Officer

833-BIOLASE

jbeaver@biolase.com

or

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com

Tables to Follow

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net revenue	$6,539	$8,646	$14,260	$27,617
Cost of revenue	4,265	5,677	9,692	17,746
Gross profit	2,274	2,969	4,568	9,871
Operating expenses:
Sales and marketing	2,678	3,515	7,475	10,665
General and administrative	2,300	3,210	7,446	8,114
Engineering and development	963	1,126	2,644	3,665
Total operating expenses	5,941	7,851	17,565	22,444
Loss from operations	(3,667)	(4,882)	(12,997)	(12,573)
(Gain) loss on foreign currency transactions	(53)	19	68	68
Interest expense, net	568	551	1,782	1,559
Other (income) expense, net	(4,209)	—	(4,209)	—
Non-operating (income) loss	(3,694)	570	(2,359)	1,627
Income (loss) before tax provision	27	(5,452)	(10,638)	(14,200)
Income tax provision	15	26	49	68
Net income (loss)	$12	$(5,478)	$(10,687)	$(14,268)

Net income (loss)	$12	$(5,478)	$(10,687)	$(14,268)
Deemed dividend on convertible preferred stock	(17,378)	—	(17,378)	—
Net loss per share attributable to common stockholders:	$(17,366)	$(5,478)	$(28,065)	$(14,268)

Basic	$(0.21)	$(0.25)	$(0.56)	$(0.66)
Diluted	$(0.21)	$(0.25)	$(0.56)	$(0.66)
Shares used in the calculation of net loss per share:
Basic	81,341	21,898	50,366	21,545
Diluted	81,341	21,898	50,366	21,545

BIOLASE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	September 30,	December 31,
	2020	2019
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$18,847	$5,789
Restricted cash	312	312
Accounts receivable, less allowance of $3,837 and $2,531 in 2020 and 2019, respectively	3,393	8,760
Inventory	12,592	10,995
Prepaid expenses and other current assets	903	1,163
Total current assets	36,047	27,019
Property, plant and equipment, net	742	1,193
Goodwill	2,926	2,926
Right of use asset	2,061	276
Other assets	220	433
Total assets	$41,996	$31,847

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,592	$5,332
Accrued liabilities	4,279	4,744
Deferred revenue, current portion	1,616	2,237
Term loan (net of discount)	12,946	13,466
Total current liabilities	21,433	25,779
Deferred revenue	412	358
Warranty accrual	204	245
Other liabilities	1,097	1,119
Non current lease liability	1,859	4
Non current term loans	3,140	—
Total liabilities	28,145	27,505
Redeemable preferred stock:
Series E Preferred stock, par value $0.001 per share	$—	$3,965
Total redeemable preferred stock	—	3,965
Stockholders’ equity:
Series F Preferred Stock, par value $0.001 per share	141	—
Common stock, par value $0.001 per share	93	31
Additional paid-in capital	259,385	235,594
Accumulated other comprehensive loss	(534)	(701)
Accumulated deficit	(245,234)	(234,547)
Total stockholders’ equity	13,851	377
Total liabilities, redeemable preferred stock and stockholders’ equity	$41,996	$31,847

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended
	September 30,
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(10,687)	$(14,268)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	527	754
Provision for bad debts	1,263	1,243
Provision for sales returns	87	—
Amortization of discounts on lines of credit	123	103
Amortization of debt issuance costs	240	130
Change in fair value of warrants	(5,850)	—
Issuance costs for common stock warrants	1,640	—
Earned interest income	—	2
Stock-based compensation	2,367	1,974
Deferred income taxes	—	(6)
Changes in operating assets and liabilities:
Accounts receivable	4,017	1,393
Inventory	(1,597)	711
Prepaid expenses and other current assets	430	1,011
Accounts payable and accrued liabilities	(3,445)	(1,157)
Deferred revenue	(562)	36
Net cash and cash equivalents used in operating activities	(11,447)	(8,074)
Cash Flows from Investing Activities:
Purchases of property, plant, and equipment	(78)	(138)
Net cash and cash equivalents used in investing activities	(78)	(138)
Cash Flows from Financing Activities:
Proceeds from the issuance of common stock	6,912	—
Proceeds from the issuance of Series F Convertible Preferred Stock	2,700	—
Proceeds from the issuance of July 2020 Warrants	15,300	—
Payments of equity offering costs	(1,281)	(50)
Payments of warrant issuance costs	(1,640)	—
Borrowings on other long-term loans	3,140	—
Borrowings under term loan	—	2,500
Principal payment on term loan	(700)	—
Borrowings on credit facility	3,000	—
Repayment of credit facility	(3,000)	—
Proceeds from the exercise of common stock warrants	46	—
Payment of debt issuance costs	(75)	(38)
Proceeds from exercise of stock options	—	4
Net cash and cash equivalents provided by financing activities	24,402	2,416
Effect of exchange rate changes	181	(157)
Decrease in cash, cash equivalents and restricted cash	13,058	(5,953)
Cash, cash equivalents and restricted cash, beginning of period	6,101	8,356
Cash, cash equivalents and restricted cash, end of period	$19,159	$2,403
Supplemental cash flow disclosure:
Cash paid for interest	$1,438	$1,315
Cash paid for income taxes	$21	$19
Cash paid for operating leases	$417	$414
Non-accrual for accrual for equity offering costs	$—	$191
Non-cash accrual for capital expenditures	$—	$4
Non-cash settlement of performance award liability	$151	$—
Non-cash right-of-use assets obtained in exchange for lease obligation	$2,037	$824
Deemed dividend on preferred stock	$17,378	$—
Warrants issued in connection with debt instruments	$67	$209

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents. In 2019, the Company revised its non-GAAP financial measures to include the change in allowance for doubtful accounts in an effort to better align its Adjusted EBITDA with its loan covenants and how management evaluates business performance.

Adjusted EBITDA is defined as net loss before interest, taxes, depreciation and amortization, stock-based compensation, change in fair value of patent litigation settlement liability, and allowance for doubtful accounts. Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

BIOLASE, INC.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2020	2019	2020	2019
GAAP net loss attributable to common stockholders	$(17,366)	$(5,478)	$(28,065)	$(14,268)
Deemed dividend on convertible preferred stock	17,378	—	17,378	—
GAAP net income (loss)	$12	$(5,478)	$(10,687)	$(14,268)
Adjustments:
Interest expense, net	568	551	1,782	1,559
Income tax provision	15	26	49	68
Depreciation and amortization	46	268	527	754
Change in allowance for doubtful accounts	256	1,131	1,263	1,243
Stock-based compensation	847	770	2,367	1,974
Other (income) expense, net	(4,209)	—	(4,209)	—
Adjusted EBITDA	$(2,465)	$(2,732)	$(8,908)	$(8,670)

GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.21)	$(0.25)	$(0.56)	$(0.66)
Deemed dividend on convertible preferred stock	0.21	—	0.35	—
GAAP net income (loss) per share, basic and diluted	$0.00	$(0.25)	$(0.21)	$(0.66)
Adjustments:
Interest expense, net	0.01	0.03	0.04	0.07
Income tax provision	—	—	—	—
Depreciation and amortization	—	0.01	0.01	0.03
Change in allowance for doubtful accounts	—	0.05	0.02	0.06
Stock-based compensation	0.01	0.04	0.04	0.09
Other (income) expense, net	(0.05)	—	(0.08)	—
Adjusted EBITDA per share, basic and diluted	$(0.03)	$(0.12)	$(0.18)	$(0.41)